EXHIBIT 23.1

 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Duos Technologies Group, Inc. and Subsidiaries of our report dated March 31, 2023 on the consolidated financial statements of Duos Technologies Group, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

June 12, 2023